                                                                    EXHIBIT 10.8

                            2005 STOCK INCENTIVE PLAN

                                       OF

                        AMERICAN CLAIMS EVALUATION, INC.

1.   PURPOSES OF THE PLAN.

     This stock incentive plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees), non-employee directors, independent contractors and consultants of American
     Claims Evaluation, Inc., a New York corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 19
     ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of (i)
     "incentive stock options" ("ISOs") within the meaning of Section 422 of the
     Internal Revenue Code of 1986, as amended (the "Code") to key employees of the Company (including directors and officers who are key employees) and
     (ii) "nonstatutory options" ("Nonqualified Options") to key employees of the Company (including directors and officers who are key employees), non-employee directors, independent contractors and consultants of the
     Company. The Company makes no warranty as to the qualifications of any option as an "incentive stock option" under the Code.

2.   STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Paragraph 12, the aggregate number of shares of common stock, $.01 par value per share, of the Company ("Common Stock")
     for which options may be granted under the Plan shall not exceed 1,000,000.
     Such shares of Common Stock may, in the discretion of the Board of
     Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan.

3.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee appointed by the Board of
     Directors (the "Committee"). Each member of the Committee must be
     "independent" within the meaning of the Qualitative Listing Requirements of the Nasdaq Stock Market. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees, non-employee directors, independent contractors and consultants who shall receive options; the times when they shall receive options; whether an option shall be an ISO or a Nonqualified Option (provided, however, that non-employee directors, independent contractors and consultants may only receive Nonqualified Options); the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments, and, if in installments, the number of shares of
     Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares of Common Stock may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; the amount, if any, necessary to satisfy the Company's obligation to withhold taxes; whether a Nonqualified Option is transferable and, if so, the terms of such transfer; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the
     "Contract"), including, without limitation, contingencies related to entering into a covenant not to compete with Company and its Parent and
     Subsidiaries, to financial objectives for the Company, a Subsidiary, a division, a product line or other category, and/or the period of continued
     employment of the optionee with the Company, its Parent or its
     Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan;
     to prescribe, amend and rescind rules and regulations relating to the Plan;
     and to make all other determination necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

4.   ELIGIBILITY.

     The Committee may, consistent with the purposes of the Plan, grant options from time to time to key employees, non-employee directors, independent contractors and consultants (including directors and officers who are key employees) of the Company or any of its Subsidiaries. Options granted shall cover such number of shares of Common Stock as the Committee may determine;
     provided, however, that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible person may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed
     $100,000. The $100,000 ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such amount shall be treated as a
     Nonqualified Option.

5.   EXERCISE PRICE.

     The exercise price of the shares of Common Stock under each option shall be determined by the Committee; provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock subject to such option on the date of grant; and further provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under
     Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its
     Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such
     ISO on the date of grant.

     The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, including the National Market System of NASDAQ, the last trade on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common
     Stock is not a national securities exchange and the Common Stock is quoted on the Small Capitalization market of NASDAQ, and (i) if actual sales price information is available with respect to the Common Stock, the average between the high and low sales prices of the Common Stock on such day on
     NASDAQ, or (ii) if such information is not available, the average between the highest bid and the lowest asked prices for the Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices for the Common
     Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service;
     provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the Common Stock.

6.   TERM.

     The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and further, provided, that if, at the time an ISO is granted, the optioned owns (or is deemed to own under Section
     424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its
     Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

7.   EXERCISE.

     An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office (at present One Jericho Plaza, Jericho, NY 11753,
     Attn: Secretary), stating which ISO or Nonqualified Option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the
     Contract permits installments payments) (a) in cash or by certified check made payable to the Company or (b) if the Contract (at the time of grant)
     so permits, through a "cashless exercise" procedure whereby the optionee delivers irrevocable instructions to a broker to deliver promptly to the
     Company an amount equal to the purchase price; or (c) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of ISOs or Nonqualified Options or by payment in full or in part in the form of Common Stock owned by the optionee for a period of at least 6 months or such other period as may be required to avoid an accounting charge against the Company's earnings (and for which the optionee has good title free and clear of any liens and encumbrances) based on the fair market value of the Common Stock on the payment date as determined by the Committee), with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of
     Common Stock.

     A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a shareholder with respect to such shares of
     Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares.

     In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

8.   TERMINATION OF EMPLOYMENT.

     Any holder of an option whose employment with the Company (and its Parent and Subsidiaries) has terminated for any reason other than his death or
     Disability (as defined in Paragraph 19) may exercise such option, to the extent exercisable on the date of such termination, at any time within 90 days after the date termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his employment shall be terminated either (a) for cause, or (b) without the consent of the Company, said option shall terminate immediately.
     Options granted under the Plan shall not be affected by any change in the status of the holder so long as he continues to be a full-time employee of the Company, its Parent or any of its Subsidiaries (regardless of having been transferred from one corporation to another).

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ of the Company, its
     Parent or any of its Subsidiaries, or interfere in any way with the right of the Company, its Parent or any of its Subsidiaries to terminate the employee's employment at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

9.   DEATH OR DISABILITY OF AN OPTIONEE.

     If an optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within 90 days after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, the option may be exercised, to the extent exercisable on the date of his death, by his executor, administrator or other person at the time entitled by law to his rights under such option, at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

10.  COMPLIANCE WITH SECURITIES LAWS.

     The Committee may require, in its discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the
     Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of
     Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the
     Securities Act.

     The Committee may require the optionee to execute and deliver to the
     Company his representation and warranty, in form and substance satisfactory to the Committee, that the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In addition, the Committee may require the optionee to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under

     the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

     In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.  STOCK OPTION CONTRACTS.

     Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the
     Committee.

12.  ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

     Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof shall be appropriately adjusted by the
     Committee, whose determination shall be conclusive.

     In the event of (a) the liquidation or dissolution of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, or (c) any other capital reorganization in which more than 50%
     of the shares of Common Stock of the Company entitled to vote are exchanged, any outstanding options shall vest in their entirety and become exercisable within the period of thirty (30) days commencing upon the date of the action of the shareholders (or the Committee if shareholder action is not required) is taken to approve the transaction and upon the expiration of that period all options and all rights thereto shall automatically terminate, unless other provision is made therefore in the transaction.

13.  AMENDMENTS AND TERMINATION OF THE PLAN.

     The Plan was adopted by the Committee on June 14, 2005. No option may be granted under the Plan after June 13, 2015. The Committee, without further approval of the

     Company's shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the
     Code, to comply with applicable requirements of the Securities Act and the
     Securities Exchange Act of 1934, as amended, and to conform to any change in applicable law or to regulations or rulings of administrative agencies;
     provided, however, that no amendment shall be effective without the requisite prior to subsequent shareholder approval which would (a) except as contemplated in Paragraph 12, increase the maximum number of Common
     Stock for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

14.  NON-TRANSFERABILITY OF OPTIONS.

     No ISO granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement
     Income Security Act of 1974, as amended, or the rules thereunder, and options may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives or pursuant to a QDRO. A Nonqualified
     Option shall be transferable to the extent determined by the Committee and set forth in the Contract. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

15.  WITHHOLDING TAXES.

     The Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the
     Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Common Stock shall be determined in accordance with Paragraph 5.

16.  LEGENDS; PAYMENTS OF EXPENSES.

     The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the
     Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

     The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Pl an, as well as all fees and expenses incurred by the Company in connection with such issuance.

17.  USE OF PROCEEDS.

     The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Committee may determine.

18.  SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT
     CORPORATIONS.

     Anything in this Plan to the contrary notwithstanding, the Committee may, without further approval by the shareholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

19.  DEFINITIONS.

     a.   Subsidiary. The term "Subsidiary" shall have the same definition as
          "subsidiary corporation" in Section 424(f) of the Code.

     b.   Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

     c.   Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any
          Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an
          ISO), or any Parent or any Subsidiary of such corporation.

     d.   Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

20.  GOVERNING LAW.

     The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the
     State of New York.

21.  PARTIAL INVALIDITY.

     The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

22.  SHAREHOLDER APPROVAL.

     The Plan shall be subject to approval by the holders of a majority of the
     Company's stock outstanding and entitled to vote thereon at the next meeting of its shareholders. No options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the shareholders of the Company on or before October
     31, 2005, the Plan and any options granted hereunder shall terminate.